As filed with the Securities and Exchange Commission on March 2, 2017

Registration No. 333-211865

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-211865

UNDER

THE SECURITIES ACT OF 1933

COLUCID PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3419541
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 1320 Cambridge, MA (857) 285-6495	02142
(Address of Principal Executive Offices)	(Zip Code)

Darren J. Carroll

President

CoLucid Pharmaceuticals, Inc.

222 Third Street, Suite 1320

Cambridge, MA 02142

(857) 285-6495

(Name, address and telephone number of agent for service)

Copy to:

Raymond O. Gietz, Esq.

Matthew J. Gilroy, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister unsold securities of CoLucid Pharmaceuticals, Inc. (the “Company”) that were registered pursuant to the Registration Statement on Form S-3 (No. 333-211865), pertaining to the registration of an unspecified number of securities, filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 6, 2016, as amended by Amendment No. 1 to the Form S-3, filed with the Commission on June 16, 2016 (the “Registration Statement”).

On March 1, 2017, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 17, 2017, by and among Eli Lilly and Company (“Lilly”), ProCar Acquisition Corporation, a wholly-owned subsidiary of Lilly, and the Company, ProCar Acquisition Corporation merged with and into the Company (the “Merger”), and the Company became a wholly-owned subsidiary of Lilly. As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 2, 2017.

CoLucid Pharmaceuticals, Inc.

By:	/s/ Darren J. Carroll
	Name:	Darren J. Carroll
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Darren J. Carroll	Director; President	March 2, 2017
Darren J. Carroll	(Principal Executive Officer)

/s/ Joshua Smiley	Director; Vice President and Treasurer	March 2, 2017
Joshua Smiley	(Principal Financial and Accounting Officer)

/s/ Martin Bott	Director	March 2, 2017
Martin Bott